Exhibit 99.2

Press Release

Contact:	Jamie Brookes	Ron Gruendl
	+44 20 7163 2146	+1 412 234 7157
	jamie.brookes@bnymellon.com	ron.gruendl@bnymellon.com

The Bank of New York Mellon and Western Securities Agree to Establish Asset

Management Joint Venture

Launch of Chinese fund management company to take place in 2008

LONDON, NEW YORK AND SHANGHAI, 21 November 2007 – The Bank of New York Mellon Corporation and Western Securities have signed an agreement to establish a joint venture fund management company in China. The new company, which will be called BNY Mellon Western Fund Management and owned 51% by Western Securities and 49% by The Bank of New York Mellon, will be headquartered in Shanghai and is expected to launch in 2008, subject to regulatory approvals.

The joint venture will initially manage domestic Chinese securities in a range of local retail fund products. Over time it is hoped that the venture will develop further products using the scale and expertise of The Bank of New York Mellon group. BNY Mellon Western Fund Management will aim to leverage distribution within the Chinese banking and securities sectors, building awareness of the new company in the region.

Ronald P. O’Hanley, president and chief executive officer of BNY Mellon Asset Management, said: “Accelerating the already significant growth of The Bank of New York Mellon’s business outside of the US is our key strategic priority. China offers our company and our clients huge growth potential and we are delighted to further our presence there with the formation of this joint venture. This is an exciting opportunity for our company in such an important region.”

Founded in 2001 with registered capital of RMB 1bn, Western Securities is based in Xi’an and has 34 Securities Branches and 20 Securities Services offices throughout China. It has RMB 14bn in total assets under management.

Dr Liu Jianwu, Chairman of Western Securities, said: “As the Chinese financial environment continues to expand and evolve, so the opportunities to develop international partnerships significantly increase. We are delighted to join forces with The Bank of New York Mellon, which has considerable experience in the international asset management industry, and believe we will together over time be able to offer tailored asset management solutions to Chinese investors.”

The Bank of New York Mellon recently announced that its asset management unit, BNY Mellon Asset Management, had been appointed to provide sub-advisory services in relation to China Southern’s QDII fund. China Southern’s QDII fund launched at a capped US$4 billion having received US$6.5 billion in subscriptions from Chinese investors. In addition, BNY Mellon Asset Servicing, a global leader in securities servicing, was appointed by the Industrial and Commercial Bank of China Limited (ICBC) as Overseas Custodian for the China Southern QDII fund.

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Press Release

Notes to editors:

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has more than $20 trillion in assets under custody and administration, more than $1.1 trillion in assets under management and services $11 trillion in outstanding debt. Additional information is available at bnymellon.com.

This press release contains statements relating to future events that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the expected launch date for the new joint venture and plans for the joint venture. These forward-looking statements, and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond The Bank of New York Mellon Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to: changes in political and economic conditions; success in gaining regulatory approvals when required; and other risks and uncertainties detailed in reports filed by The Bank of New York Mellon Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements speak only as of November 21, 2007, and The Bank of New York Mellon Corporation undertakes no obligation to update any statement to reflect events or circumstances after November 21, 2007 or to reflect the occurrence of unanticipated events.